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                                                                    Exhibit 10.7


                       STOCK PLEDGE AND SECURITY AGREEMENT

         THIS STOCK PLEDGE AND SECURITY AGREEMENT ("Agreement") is made and entered into as of the 19th day of December, 2001, by DAVID M. LERTEN ("Pledgor") to USA BROADBAND, INC. (the "Company").

                                    RECITALS

         WHEREAS, Pledgor has executed and delivered to the Company a written promissory note (the "Note") of even date herewith as consideration for a loan (the Note is attached hereto as EXHIBIT A) the proceeds of which were used to purchase 166,667 shares of the Company's Series A Convertible Preferred Stock ($0.001 par value) (the "Purchased Shares"); and

         WHEREAS, to induce the Company to make the loan evidenced by the Note, Pledgor has agreed to pledge and deposit all Purchased Shares to Company to secure Pledgor's obligation under the Note.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties agree as follows:

1. PLEDGE. As security for the prompt and complete payment and performance when due of Pledgor's obligations with respect to the Note, Pledgor does hereby grant to Company a continuing security interest of first priority in the Purchased Shares and hereby deposits with the Company share certificates representing the number of Purchased Shares purchased by the Pledgor with the proceeds of the loan referred to in the preamble hereof, duly endorsed in blank for transfer or accompanied by undated stock powers duly endorsed in blank (and accompanied by any transfer tax stamps required in connection with the pledge of the Purchased Shares with signatures appropriately guaranteed to the extent required). Pledgor also hereby assigns, transfers, hypothecates and sets over to the Company all of the Pledgor's right, title and interest in and to the Purchased Shares including, without limitation, all income and profits on the Purchased Shares and all dividends and other payments and distributions with respect thereto (the "Collateral"); provided, however, that unless an Event of Default as defined in the Note has occurred, all voting rights with respect to the Purchased Shares will continue to reside with Pledgor. The security interest shall continue until all of the obligations due to the Company under the Note are timely paid in full. Notwithstanding the above, on the occurrence of the Principal
         Reduction Event, as defined in the Note, the number of Purchased
         Shares pledged hereunder shall be reduced from 166,667 to 85,000. From and after that date, Purchased Shares shall mean 85,000 shares of Series A Convertible Preferred Stock. On the occurrence of the Principal Reduction Event, the Company will deliver a certificate or certificates representing the Purchased Shares released from the pledge, and these shares shall no longer be subject to the lien created by this Agreement.

2. SECURITY FOR OBLIGATIONS. The pledge herein granted shall be as security for payment of all obligations of Pledgor now or hereafter existing under the Note, whether for principal, interest, fees or otherwise and all amounts presently or hereafter becoming due to the Company or its successors and assigns (all such amounts being collectively referred to herein as the "Obligations").

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3.       DIVIDENDS. During the term of this Agreement, the Company shall hold and apply all cash dividends or distributions payable in respect of the Purchased Shares first to pay any interest due on the Note, and second to pay any principal due on the Note.

4. VOTING RIGHTS. During the term of this Agreement, and so long as Pledgor is not in default in the performance of any of the terms of this Agreement or the Note, Pledgor shall be entitled to exercise all voting and other consensual rights pertaining to the Purchased Shares or any part thereof for any purpose not inconsistent with the terms of this Agreement, provided that Pledgor shall not exercise any such right if, in the Company's judgment, such action would nullify or in any way adversely change the Company's rights under the Purchased Shares. To this end, the Company shall execute and deliver to the Pledgor all proxies and other instruments as the Pledgor may reasonably request. Upon the occurrence and during the continuance of a default under this Agreement all rights of the Pledgor to exercise the voting and other consensual rights which the Pledgor would otherwise be entitled to exercise pursuant to this SECTION 4 shall cease and all such rights shall thereupon become vested in the Company, who shall thereupon be appointed the attorney-in-fact of Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments that the Company may deem necessary or advisable to accomplish the purposes hereof, including the exercise of voting and other consensual rights, which appointment as attorney-in-fact is irrevocable and coupled with an interest.

5. SALE OF PURCHASED SHARES. So long as no default exists under this Agreement or under the Note, Pledgor may sell or transfer for cash all or any part of the Purchased Shares; provided that the sale or transfer is not otherwise prohibited or restricted and provided further that Pledgor may not sell or transfer all or any part of the Purchased Shares unless the per share net proceeds from such sale or transfer will be equal to or greater than the outstanding balance of the Note divided by the number of Purchased Shares securing the Note. If Pledgor desires to effect a sale or transfer in accordance with this Section, the Company will deliver certificates for the Purchased Shares to be sold or transferred free of the lien created by this Agreement to Pledgor at Pledgor's direction upon receipt by the Company of a duly executed and delivered assignment of the net proceeds signed by the Pledgor and the Company shall apply such net proceeds as provided in the Note.

6. SUBSEQUENTLY ACQUIRED SECURITIES. In the event the Purchased Shares should, as a result of a stock split or conversion of the Purchased Shares or any other change or exchange of securities, or by reason of any share dividend, recapitalization, merger, consolidation, reorganization or otherwise be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or any other entity, this pledge shall automatically extend to such other or additional securities, and Pledgor shall immediately deliver to the Company any certificate representing such securities, together with a stock power appropriately executed, but not dated.

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7.       REPRESENTATIONS,  WARRANTIES AND COVENANTS. The Pledgor hereby represents, warrants and covenants to and with the Company that:

         a. OWNERSHIP. Except for the security interest granted hereunder (the "Security Interest") and transfers or assignments made in accordance with this Agreement, the Pledgor (i) is and will at all times continue to be the direct owner, beneficially and of record, of the Collateral, (ii) holds the same free and clear of all liens, adverse claims, levies, charges or other encumbrances of any kind (collectively, "Liens"), and (iii) will make no assignment, pledge, hypothecation or transfer of or create any security interest in or lien upon the Collateral.

         b. PERFECTION AND PRIORITY. Pledgor shall take such actions as shall be requested by the Company to cause the Security Interest to constitute a first priority perfected pledge and security interest in and to all of the Collateral. With respect to any shares, securities, or property constituting Collateral in the possession of or later received by Pledgor, Pledgor shall either
             (i) transfer and deliver to the Company such shares or securities (together with the certificates for any such shares and securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank), or (ii) take such other action as the Company shall deem necessary or appropriate to duly record the Security Interest therein created hereby. Without limiting the foregoing, Pledgor shall give, execute, deliver, file and record any financing statement, notice, instrument, document agreement or other papers that may be necessary to create, preserve, perfect or validate the Security Interest or to enable the Company to exercise and enforce its rights hereunder, including, without limitation, causing any or all of the Collateral to be transferred of record into the name of the Company or its nominee.

         c. FURTHER ASSURANCES. Pledgor agrees that, from time to time upon the written request of the Company, he will execute and deliver such further documents and do such other acts and things as the Company may reasonably request in order to fully effect the purposes of this Agreement.

8. DEFAULT. If Pledgor shall default on the obligations on the Note and fail to cure such default within ten (10) days' notice of the default from the Company, then Pledgor shall be deemed to be in default under this Agreement. In the event of such default, the Company may, at its sole discretion, complete the stock power delivered herewith and transfer the Purchased Shares on its books to the Company pursuant to the stock power. This remedy shall be in addition to, and not substitution for, all other remedies otherwise available to the Company in the event of a default by Pledgor under the Obligations.

9. RELEASE OF COLLATERAL. Upon timely satisfaction of the Obligations, the Company shall release its security interest from the Purchased Shares and the certificates representing the Purchased Shares, together with any stock powers, shall be delivered to Pledgor.

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10.      NOTICES. All notices, demands, requests and other communications hereunder shall be in writing and shall be delivered to the following addresses or such other address as either party may designate in writing:

         If to the Company:         USA Broadband, Inc.
                                    921 Transport Way
                                    Suite 4
                                    Petaluma, California  94954
                                    Facsimile: 707-769-1622

         If to Pledgor:             David M. Lerten
                                    3006 Woodside Street
                                    Unit 7019
                                    Dallas, Texas  75204
                                    Facsimile: 214-765-0339

11. GOVERNING LAW. This Agreement shall be construed under the laws of the State of Illinois.

12. BINDING EFFECT. This Agreement is binding upon and inures to the benefit of the heirs, executors, administrators and permitted assigns of the parties hereto. During the term of this Agreement and so long as there is no default hereunder, the Company shall hold the Purchased Shares only as security as provided herein and shall not sell, assign, transfer or otherwise dispose of or in any way encumber the Purchased Shares or any interest therein; provided, however, that the Company may transfer the Purchased Shares by devise or operation of law to or for the use and benefit of Pledgor's spouse, lineal descendants, ancestors or other blood relatives so long as said transferees agree to be bound by all of the terms and conditions of this Agreement.

13. WAIVER. No failure on the part of the Company to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

14. AMENDMENT, MODIFICATION OR WAIVER. No provision of this Agreement may be amended, modified or waived except by an instrument in writing signed by Pledgor and the Company.

15. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be identical and all of which, taken together, shall constitute one and the same instrument, and each of the parties hereto may execute this Agreement by signing any such counterpart.

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         IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first above written.



                                       PLEDGOR:



                                       ----------------------------------------
                                       David M. Lerten


                                       USA BROADBAND, INC.


                                       By:
                                          -------------------------------------
                                          Edward Mooney

                                       Its:
                                            -----------------------------------

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                       EXHIBIT A: [ATTACH PROMISSORY NOTE]




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                                   STOCK POWER


         FOR VALUE RECEIVED, I, David M. Lerten, do hereby sell, assign and transfer unto USA Broadband, Inc., a Delaware corporation, 166,667 shares of Series A Convertible Preferred Stock (reduced to 116,667 upon the Principal Reduction Event, as defined in the Promissory Note of even date hereof) of USA Broadband, Inc. (the "Company"), standing in my name on the books of the Company, and do hereby irrevocably constitute and hereby direct the Company to transfer the shares on its books and records.

         Dated as of the _____ day of ________________, 20___.






                                       -----------------------------------------
                                       David M. Lerten